UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 2, 2017

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Fourth Amendment to Master Registration Rights Agreement (Members of AHIT Valfre Limiteds, LLC)

On January 9, 2017 (date of final signature to the subject document), American Housing Income Trust, Inc. (the “Company”), and Valfre Holdings, LLC, an Arizona limited liability company, and the following members of AHIT Valfre Limiteds, LLC (“AHIT Valfre Limiteds”), a Maryland limited liability company: Valfre Holdings, LLC, an Arizona limited liability company, and James A. Valfre and Pamela J. Valfre, f/k/a Pruitt (collectively, “Valfre”) agreed to the Fourth Amendment to Master Registration Rights Agreement, which effectively amends the original Registration Rights Agreement, and the two amendments thereafter (the “Fourth Amendment”).

Under the Fourth Amendment, the tolling period associated with Valfre’s registration rights is terminated effective immediately, thus resulting in the Valfre’s immediate retention of registration rights associated with their respective shares in the Company as a result of converting their units in AHIT Valfre Limiteds into shares of restricted stock in the Company. To the extent not amended in the Fourth Amendment, the balance of the Registration Rights Agreement remains in full force and effect.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

10.1	Fourth Amendment to Master Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Sean Zarinegar

Name:  Jeff Howard

Title: Chief Executive Officer and President

Dated: January 10, 2017

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